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                                                                      Exhibit l
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                             Joint Filing Agreement
                             ----------------------



     Each of the persons signing below hereby agrees that the Schedule l3G to which this Joint Filing Agreement is attached is filed on behalf of each of them.



Dated:  February 4, l994


                                                      /s/ Saul P. Steinberg
                                                  ------------------------------
                                                        Saul P. Steinberg


                                                      /s/ Robert M. Steinberg
                                                  ------------------------------
                                                        Robert M. Steinberg


                                                      /s/ Anne Steinberg
                                                  ------------------------------
                                                        Anne Steinberg


                                                      /s/ Roni Sokoloff
                                                  ------------------------------
                                                        Roni Sokoloff


                                                      /s/ Lynda Jurist
                                                  ------------------------------
                                                        Lynda Jurist